Exhibit 23.1





          Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report included in the United Airlines, Inc. Form 10-K for the year ended December 31, 1994, into the Company's previously filed Form S-3 Registration Statement (File No. 33-46033), as amended, and the Form S-3 Registration Statement (File No. 33-57192), as amended.


                                   /s/ Arthur Andersen LLP

                                   Arthur Andersen LLP


Chicago, Illinois
March 8, 1995